EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated March 15, 2000, with respect to the onlinetradinginc.com corp. financial statements as of January 31, 2000 and for the year then ended, included in the Form 8-K/A of Omega Research, Inc. filed on April 28, 2000, and to all references to our Firm included in or made a part of this Registration Statement.

/S/ ARTHUR ANDERSEN LLP
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Arthur Andersen LLP

Miami, Florida,
  April 26, 2000.